                                                             Exhibit 23(a)

To the Board of Directors
Acxiom Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-72009, 333-81211, 333-49740, and 333-55814, on Form S-3 and Nos. 33-17115, 33-37609, 33-37610, 33-42351, 33-72310, 33-72312, 33-63423, 33-03391,
333-40114, and 333-57470 on Form S-8) of Acxiom Corporation of our report dated May 2, 2000, relating to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended March 31, 2000 which is incorporated by reference in the March 31, 2001 annual report on From 10-K of Acxiom Corporation.  We also consent to incorporation by reference in the above-mentioned registration statements of our report dated May 2, 2000 relating to the consolidated financial statement schedule, which report appears in the March 31, 2000 annual report on Form 10-K of Acxiom Corporation.

                                                   /s/ KPMG LLP

Dallas, Texas
June 22, 2001